Exhibit 10.3

CONFIRMATION

Date:	August 12, 2008

To:	RadioShack Corporation (“Counterparty”)

Telefax No.:	(817) 415-2638

Attention:	Raymond C. Vines, CPA, CTP
Director - Treasury Operations

From:	Citibank, N.A. (“Bank”)

Telefax No.:	(212) 615-8985

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Convertible Bond Hedging Transactions dated as of August 12, 2008 and as amended from time to time (the “Master Confirmation”) between you and us.

1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.

3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	August 12, 2008

Effective Date:	August 13, 2008

Premium:	USD44,850,000.00

Premium Per Unit:	USD138.00

Premium Payment Date:	August 18, 2008

Convertible Notes:	2.50% Convertible Senior Notes of Counterparty due 2013, offered pursuant to an Offering Memorandum to be dated as of August 12, 2008 and issued pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the initial issuance of the Convertible Notes.

A-1

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

Applicable Percentage:	60%

Number of Shares:	The product of the Number of Units, the Unit Entitlement and the Applicable Percentage.

Expiration Date:	August 1, 2013

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the Conversion Rate (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Indenture:	Indenture to be dated as of August 18, 2008 by and between Counterparty and The Bank of New York Mellon Trust Company, N.A., as trustee, and the other parties thereto pursuant to which the Convertible Notes are to be issued. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Purchase Agreement:	Purchase Agreement dated as of August 12, 2008 between Counterparty and Citigroup Global Markets Inc. and Banc of America Securities LLC, as representatives of the Initial Purchasers (as defined in the Purchase Agreement).

Net Share Provision:	Section 15.01(c) of the Indenture

Rounding Provision:	Section 15.01(d) of the Indenture

Make-whole Provision:	Section 15.03 of the Indenture

Conversion Adjustment Provisions:	Sections 15.02(c) and 15.02(e) of the Indenture

Excluded Provisions:	Sections 15.02(f), 15.02(g) and 15.03 of the Indenture

Dilution Provision:	Sections 15.02(a), (b), (c), (d) and (e) of the Indenture

Merger Provision:	The definition of Reorganization Event in Section 15.04(a) of the Indenture

Early Unwind Date:	August 18, 2008 (or such later date as agreed by the parties hereto) or, with respect to any Additional Convertible Notes, the settlement date specified by the Initial Purchasers pursuant to the Purchase Agreement.

A-2

Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to Confirmation Unit via 212-615-8985. Hard copies should be returned to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Jason Shrednick
Name:	Jason Shrednick
Title:	Authorized Signatory

Confirmed as of the

date first above written:

RADIOSHACK CORPORATION

By:	/s/ James Gooch
Name:	James Gooch
Title:	Chief Financial Officer